Exhibit 99.1
EASTON-BELL SPORTS NAMES PAUL HARRINGTON CEO
Van Nuys, Calif., March 5, 2008 — Easton-Bell Sports, Inc., a leading designer, developer and marketer of innovative sports equipment, protective products and related accessories, announced today that its Board of Directors has appointed Paul Harrington as the company’s new chief executive officer. Harrington, former president and CEO of Reebok Brand for adidas AG, will assume the role of Easton-Bell CEO in April. Board member Timothy Mayhew, a managing director of Fenway Partners, the majority shareholder of Easton-Bell, will immediately assume the role of Interim Chief Executive Officer. Anthony Palma, former Easton-Bell CEO, has departed the company to pursue other opportunities.
Jim Easton, chairman of the board of Easton-Bell, said, “We are very pleased that Paul Harrington is joining the company as president and CEO. His leadership and experience at Reebok will be valuable in the continuation of the company’s growth and development of high-performance sports equipment.”
He continued, “On behalf of the Easton-Bell Sports Board of Directors, I also want to thank Tony Palma for his contributions to Easton-Bell and wish him the very best in his future endeavors. Prior to his two years as CEO of Easton-Bell, Tony was CEO of Easton Sports, where he led that company to outstanding growth, success and innovative product development. For that I am sincerely grateful.”
Harrington, 46, is a sporting goods industry veteran. He served as president and CEO of Reebok since January 2006 and was responsible for the Reebok brand’s business worldwide. Harrington has had experience in almost all areas of the business including finance, sales and marketing, and operations. Prior to becoming president and CEO of Reebok, he oversaw Reebok’s global retail division including sales and marketing for the North America, Europe and Asia Pacific regions. Harrington also served as Reebok’s senior vice president of international operations, and chief supply chain officer. He joined Reebok in 1994 as director of strategic planning.
Harrington’s career also includes senior-level positions at Levi Strauss and Ford Motor Company. He holds a bachelor’s degree from Clark University in Worcester, Mass., and a master’s degree in business administration from Babson College in Wellesley, Mass.
Mr. Mayhew commented, “Easton-Bell is an extraordinary company with a tremendous portfolio of brands. Easton®, Bell®, Riddell® and Giro® are brand names that athletes at all levels of play can depend on to deliver premium performance and athletic protection. We are fortunate to have identified Paul as our next CEO and believe his leadership skills and experience with a world-class sporting goods company make him perfectly suited to lead Easton-Bell into its next phase of growth.”
About Easton-Bell Sports, Inc.
Easton-Bell Sports, Inc. is a leading designer, developer and marketer of innovative sports equipment, protective products and related accessories. The company markets and licenses products under such well-known brands as Easton, Bell, Riddell, Giro and Blackburn. Its products incorporate leading technology and designs and are used by professional athletes and enthusiasts alike. Headquartered in Van Nuys, California, Easton-Bell Sports has 31 facilities worldwide. More information is available at www.eastonbellsports.com.

Safe Harbor Statement
This press release may include forward-looking statements that reflect the Company’s current views about future events and financial performance. All statements other than statements of historical facts included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events are forward-looking statements.
Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. They can be affected by inaccurate assumptions that the Company might make or by known or unknown risks and uncertainties including: (i) the level of competition in the sporting goods industry; (ii) legal and regulatory requirements, including changes in the laws that relate to use of our products and changes in product performance standards maintained by athletic governing bodies; (iii) the success of new products; (iv) whether we can successfully market our products, including use of our products by high profile athletes; (v) the Company’s dependence on and relationships with its major customers; (vi) fluctuations in costs of raw materials; (vii) risks associated with using foreign suppliers including increased transportation costs, potential supply chain disruption and foreign currency exchange rate fluctuations; (viii) the Company’s labor relations; (ix) departure of key personnel; (x) failure to protect the Company’s intellectual property or guard against infringement of the intellectual property rights of others; (xi) product liability claims; (xii) the timing, cost and success of opening or closing manufacturing facilities; (xiii) the Company’s level of indebtedness; (xiv) interest rate risks; (xv) the ability to successfully complete and integrate acquisitions and realize expected synergies; (xvi) an increase in return rates; (xvii) negative publicity about our products or the athletes that use them; (xviii) the seasonal nature of our business; (xix) failure to maintain an effective system of internal controls, and (xx) other risks outlined under “Risk Factors” in the Company’s 2006 Form 10-K.
These forward-looking statements are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Investors should not place undue reliance on any of the Company’s forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from the Company’s expectations. The forward-looking statements in this press release speak only as of the date of this release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Contact:
Mark Tripp
818-902-5803
Matt Kovacs
Formula PR for Easton-Bell Sports
310-578-7050
kovacs@formulapr.com
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